Exhibit 10.29

Contract # 16194

JOINT USE AGREEMENT

This Agreement, dated as of the 12th day of April , 2007, (Effective Date) is entered into by and between BLACK HILLS POWER Inc., a South Dakota corporation, whose post office address is P. O. Box 1400, Rapid City, South Dakota 57709-1400, hereinafter referred to as Company and Prairie Wave Black Hills, LLC, a SD Corporation, whose post office address is P.O. Box 89213, Sioux Falls, SD 57109-9213, hereinafter referred to as Licensee.

1.	DEFINITIONS AND RECITALS.

1.1 Definitions. The following capitalized words and phrases when used in this Agreement shall have the respective meanings as follows:

“Agreement” is this Joint Use Agreement.

“Attachment(s)” is the erection, installation, maintenance and attachment by Licensee of Licensee’s Facilities to Company’s Poles pursuant to this Agreement.

“Cable Operator” shall have the meaning given such term in 47 U.S.C. § 522(5)

“Cable Service” shall have the meaning given such term in 47 U.S.C. § 522(6).

“Company” is Black Hills Power, Inc., an electric utility and a party to this Agreement.

“Facilities” are Licensee’s cables, wires, all communication attachments, apparatus, appliances, antennas, and related equipment for Attachment to Company’s Poles.

“Fee Schedule” is the schedule of fee, charges, and rents attached hereto as Exhibit E, as may be amended from time to time by Company upon written notice to Licensee.

“Licensee” is Prairie Wave Black Hills, LLC, a party to this Agreement.

“Other Attachers” include any telephone, communications or cable utility or other party, excluding Company and Licensee, that has a statutory or contractual right of attachment to Company’s poles or use of Company’s trenches.

“Overlashing” refers to the practice by which a new cable or wire is wrapped around an existing cable or wire, rather than being strung and bolted separately.

“Poles” are the pole or poles belonging to Company to which Licensee has made or wishes to make Attachments.

“Telecommunications Carrier” shall have the meaning given such term in 47 U.S.C. § 153(44).

“Telecommunications Service” shall have the meaning given such term in 47 U.S.C. § 153(46).

1.2 Recitals. Licensee is a Cable Operator or a Telecommunications Carrier. Licensee will need to erect and maintain Facilities to make Attachment to Company’s Poles. The purpose of this Agreement is to set forth all the terms and conditions under which Company agrees to the Attachment, pursuant to and consistent with 47 U.S.C. § 224 et seq. as amended by 47 U.S.C. § 703, and the rules and regulations promulgated thereunder, to the extent applicable.

2. USE AND PURPOSE. The grant of a license and permit under the terms of this Agreement are for the purpose of enabling the Licensee to provide lawful communications services.

3. PERMIT. Company hereby permits Licensee to make Attachments to Company’s Poles for the purpose of providing lawful communications services, subject to the following terms and conditions set forth in this Agreement. The permit granted hereunder is and shall be deemed to be a revocable, nonexclusive license. Except as otherwise permitted herein, before making Attachments to any Poles, Licensee shall apply and receive a permit from Company. The permit requirement will be waived for new service drops added to Poles on which Licensee already has an Attachment. A sample of the application and permit are attached as Exhibit A and Exhibit B respectively.

3.1 Licensee shall make application to Company in the form of Exhibit A (each, an “Application”). Along with an Application, Licensee shall furnish Company with the necessary maps, specifically indicating the Poles to be attached, the span lengths between poles, the number and character of Attachments to be placed on such Poles, the proposed Attachment height, the proposed Attachment mid-span height, and any other information required by Exhibit A.

3.2 Licensee shall furnish Company pole strength calculations with each Application. Pole strength calculations will only be required for poles: (a) where BHP general rules for meeting NESC standards under heavy loading conditions aren’t used; or (b) poles that are class 3, class 4 or class 5; or (c) poles that have conductor spans greater than 275 feet; (d) or poles that have 3 or more existing attachments. Pole calculations may be performed on a representative basis if desired.

3.3 Company shall notify Licensee, in the form of Exhibit B (each, a “Permit), at the time of Application, if any of the requested space on Pole is reserved for Company’s use pursuant to a bona fide development plan that reasonably and specifically projects a need for such facilities for the provision of Company’s core utility services.

3.4 Company shall notify Licensee, in the form of Exhibit B, if Poles for which Application is being made are inadequate to support such additional Facilities. The Permit shall describe the make-ready changes required to accommodate Licensee’s Attachments.

3.5 The Notice of Completion by Licensee, attached as Exhibit C hereto, shall be signed by a Licensee representative. The Notice of Completion shall be returned to Company within thirty (30) days after installation has been completed. Company reserves the right to remove any Attachments that do not have a Notice of Completion by Licensee.

3.6 Company may deny Licensee access to its Poles where there is insufficient capacity and for reasons of safety, reliability and generally applicable engineering reasons.

3.7 No Application is required for Overlashing. However, Licensee must provide Company a pole strength calculation within sixty (60) days of Overlashing and is responsible for any make-ready costs attributed to its Overlashing.

4. MAINTENANCE AND REMOVAL. Licensee shall, at its own expense, make and maintain Attachments in a safe condition and in a manner suitable to Company that is consistent with the safe use of Poles by Company or Other Attachers. Said use shall not interfere with the working use of existing facilities.

4.1 Whenever it is necessary to replace or relocate a jointly-used Pole, Licensee shall, upon thirty (30) days advance written notice from Company, relocate, replace, or renew its Attachments, and transfer them to substituted Poles, or perform any other work in connection with Facilities that may be required by Company, unless upon such notice, Licensee requests that Company perform the work on Licensee’s behalf at the cost listed in the Fee Schedule (which may be amended from time to time without prior notice) and Company agrees to do such work. Should Licensee fail to transfer its Attachments to the new or relocated joint pole at the time specified, or fail to request Company to perform such work, Company may elect to do such work, and will do so under the same standards that Licensee is held to. Licensee shall be responsible for all costs incurred by Company associated with transfer of Licensee’s Attachments and removal of abandoned pole per the cost listed in the Fee Schedule. In the event the Licensee fails to transfer its Attachments and Company performs such transfer, Company shall not be liable for any loss or damage to Licensee’s Facilities, service interruptions or business losses which may result, except for losses resulting from the gross negligence or intentional misconduct of Company or its employees, agents, contractors, or subcontractors.

4.2 In cases of emergency, Company may arrange to relocate, replace or renew the Facilities, transfer them to substituted Poles or perform any other work in connection with Facilities that may be required in the maintenance, replacement, removal or relocation of Poles. The Licensee shall, on demand, reimburse Company for the expense thereby incurred.

4.3 If a Pole is being removed pursuant to the request of a private property owner, where Company and Licensee’s Facilities are legally located on such private property, Company shall not remove the Pole until Licensee has removed Attachment.

5. POLE SUPPORT. In the event that any Poles of Company to which Licensee desires to make Attachments are inadequate to support such additional Facilities in accordance with Company specifications or where Licensee’s Attachments can be accommodated only by rearranging Company’s Facilities, Company will notify Licensee in writing, in the form of Exhibit B, of the make-ready changes necessary to accommodate Licensee’s Attachments. If Licensee still desires to make the Attachment and confirms the same in writing, in the form of Exhibit B, Company will make such make-ready changes or replace such inadequate Poles and Licensee will, on demand, reimburse Company for the entire nonbetterment portion of the cost and expense thereof. The costs and expenses shall include but not be limited to the increased cost of larger Poles, sacrificed life of Poles removed, cost of removal less any salvage recovery and the expense of transferring Company’s and, if applicable, Other Attachers’ Facilities from the old to the new Poles. In the event any Other Attacher refuses to accommodate Licensee’s Attachments upon reasonable notice from Licensee, Company shall cause such Other Attachers to accommodate Licensee’s Attachments when necessary.

5.1 If any Poles to which Licensee has made Attachments are inadequate to support additional Company facilities in accordance with the aforementioned specifications of this Agreement, and such additional Company facilities are required by Company pursuant to a bona fide development plan, as identified in the Permit, Company shall notify Licensee to this effect. Upon such notice, Licensee shall remove its Facilities from such Poles within thirty (30) days therefrom or shall indicate its desire to continue to maintain its Facilities on such Poles, in which event Company will make such changes or replace such inadequate Poles with suitable Poles and Licensee will, on demand, reimburse Company for the entire nonbetterment portion of the cost and expense thereof, including the increased cost of larger Poles, sacrificed life of Poles removed, cost of removal less any salvage recovery and the expense of transferring Company’s and, if applicable, Other Attachers’ Facilities from the old to the new Poles.

5.2 Any unbalanced loading of Company’s Poles caused by the placement of the Licensee’s Facilities shall be properly guyed and anchored by Licensee. Any strengthening of Poles (guying) required in accordance with the aforementioned specifications to accommodate the Attachments of Licensee shall be at the expense of Licensee. Licensee may not place new anchor Attachments on Company anchors without prior written approval from Company.

5.3 Upon completion of all changes, the Licensee shall have the right to use the Poles jointly and to make Attachments in accordance with the terms of the Permit and of this Agreement. Licensee shall, at its own expense, make Attachments in such manner so as not to interfere with the service of Company. All Poles jointly used under this Agreement shall remain the property of Company, and any payments made by the Licensee for changes in Pole lines under this Agreement shall not entitle the Licensee to ownership of any of said Poles.

6. CODE COMPLIANCE; SAFETY. No Attachment shall be made except as may be lawfully made. Licensee’s Facilities and Attachments shall be erected and maintained in accordance with the requirements and specifications of the most recent National Electrical Safety Code, and any amendments or revisions of said Code, in accordance with applicable grandfathering provisions. Attachments must be in compliance with any generally applicable rules or orders now in effect or that hereafter may be issued by any other authority having jurisdiction and with Company construction standards provided with the applicable Permit.

6.1 Licensee shall further comply with all applicable federal requirements that may be imposed by the Federal Energy Regulatory Commission and Occupational Safety and Health Administration as well as with any state and local requirements affecting pole Attachments.

6.2 Licensee shall comply with all applicable federal, state, and local laws and regulations and ordinances applicable to hazardous materials as defined in 40 CFR 260 et seq. Licensee shall not use any premises or easement on which any Pole is located for treatment, storage, use or disposal of hazardous materials. Licensee shall be responsible for any expense for compliance with the requirements of any federal, state, or local laws, regulations or ordinances for damage caused directly or indirectly, by the activities of the Licensee or Licensee’s agents, employees, or contractors.

6.3 In the event Company should change or adopt a rule(s) or practice(s) policy for the joint use of Poles by Licensee, Company shall give Licensee written notice of such change or adoption in the manner set forth in Section 27 of this Agreement, and Licensee agrees to make such changes or alterations as set forth in the policy, on a going-forward basis.

7. ACKNOWLEDGEMENT. Licensee hereby acknowledges and agrees that Company does not warrant the condition of the Poles, facilities and equipment on such Poles, or the premises surrounding such Poles as to its safety whatsoever, and Licensee hereby assumes all risk of any damage, injury or loss of any nature whatsoever caused by or in connection with the use of said Poles, facilities and equipment on such Poles, or the premises surrounding said Poles and Licensee agrees to indemnify, defend, protect and hold Company harmless in connection with Section 16 of this Agreement. It is further understood and agreed by and between the parties that in the performance of making Attachments under this Agreement, Licensee, its agents, employees, contractors and subcontractors will necessarily be required to work near, adjacent to, and in the vicinity of electrically energized lines, transformers or other equipment of Company, and it is the intention that energy therein will not be interrupted during the continuance of this Agreement, except in an emergency endangering life, grave personal injury or property. Licensee is fully and solely responsible for seeing that its employees, agents, contractors and subcontractors have the necessary skill, knowledge, training and experience in order to protect themselves, their fellow employees, employees of Company, and the general public, from harm or injury while making the Attachments permitted pursuant to this Agreement. In the event Company de-energizes any equipment or line at Licensee’s request, Licensee shall reimburse Company in full for the actual, direct, and indirect costs and expenses incurred in order to comply with Licensee’s request for de-energization of any equipment or line. Licensee warrants that it is apprised of, conscious of, and understands the imminent dangers inherent in the work necessary to make the Attachments on Company’s Poles by Licensee’s personnel, employees, agents, contractors or subcontractors, and accepts it as Licensee’s duty and sole responsibility to notify and inform its personnel, employees, contractors and subcontractors of such dangers, and to keep them informed regarding the same.

8. ABANDONMENT OF JOINT USE POLES. If Company desires at any time to abandon any joint use Pole, it shall give Licensee notice in writing to that effect. Licensee shall be responsible for removal of its Attachments from such pole(s) within a sixty (60) day time period. If Licensee does not remove its Attachment within said time period, Licensee shall be responsible for all costs incurred by Company associated with removal of Licensee’s Attachments and removal of abandoned pole per the cost listed in the Fee Schedule.

8.1 Licensee may at any time abandon the use of a joint use Pole by giving Company written notice of such abandonment in the form of Exhibit D attached to this Agreement, and removing from such Poles all Attachments that Licensee may have. No refund of any rental will be due on account of such removal. Should Licensee wish to make Attachments to such Poles thereafter, it shall make Application and receive a Permit as provided in Section 3.

9. LIMITATION OF LIABILITY. Company reserves to itself, its successors and assigns, the right to maintain its Poles and to operate its facilities thereon in such manner as will best enable it to fulfill its own service requirements in accordance with applicable law. Company shall not be liable to Licensee for any interruption to service of Licensee, for interference with the operation of Licensee’s Attachments or damages to Licensee’s Facilities or property arising in any manner out of Company’s use of its Poles hereunder, except for losses resulting from the gross negligence or intentional misconduct of Company or its employees, agents, contractors or subcontractors.

10. AUTHORITY AND RIGHT OF WAY. Upon request, Licensee shall submit to Company evidence satisfactory to Company, of Licensee’s authority to make Attachments within public streets, highways and other thoroughfares and Licensee shall secure any necessary consent from federal, state or municipal authorities or from the owners of property to make Attachments at all the locations of Poles. Where Licensee does not have authority from the property owner to place its Attachments on or across said property, Company may deny the request for Attachments, or if in place, require the removal of said Facilities. Licensee shall indemnify and reimburse Company for all loss and expense which result from any claims of governmental bodies or others that Licensee does not have a sufficient right or authority for Attachments at the locations of Poles.

10.1 This Agreement shall not constitute an assignment of any Company rights to use the public or private property upon which the Poles are located.

10.2 Upon notice from Company to Licensee that the use of any Pole is forbidden by municipal authorities or property owners, the permit covering the use of such Poles shall immediately terminate and the Facilities of Licensee shall be removed within thirty (30) days from the affected Poles; provided, however, removal of Licensee’s Attachments and Facilities may be delayed while Licensee is challenging in a court or administrative tribunal of competent jurisdiction any claim by municipal authority or property owner that Licensee’s use of such Poles is unauthorized or forbidden.

11. REGULATORY AND OTHER PUBLIC OR PRIVATE APPROVALS. In the event of any change in any law, rule or regulation of any regulatory agencies having jurisdiction over Company or Licensee, then the parties shall take such additional action as may reasonably be required to promptly obtain any required approvals or other action by such agencies. In the event such approval is conditioned upon changes not acceptable to either party, the objecting party may terminate this Agreement by 180 days prior written notice to the other party and after satisfaction of any and all outstanding obligations.

11.1 Company acknowledges that Licensee, as a Cable Operator or Telecommunication Carrier under the rules and regulations of the Federal Communications Commission (“FCC”) is subject to certain federal requirements. Company hereby agrees to cooperate in good faith with Licensee, in its efforts to comply with applicable federal requirements.

12. INSPECTIONS. Company reserves the right to inspect the installation of Licensee’s Attachments on its Poles and to make inspections, semi-annually, or more often as plant conditions may warrant, of the entire plant of Licensee. Such inspections made or not, shall not operate to relieve Licensee of any responsibility, obligation or liability assumed under this Agreement. To facilitate Company’s notification to the Licensee in emergency situations, all Licensee cables should be visibly tagged with either:

•	the Licensee’s generally-recognized business name

•	an identifying company logo

•	an emergency telephone number

•	other mutually-agreed-upon identifying symbols

If an inspection finds that any of the Licensee’s Attachments do not conform with the requirements, specification, rules, and regulations specified in Section 5 and Section 6 of this Agreement, then Company shall notify Licensee of such nonconformance, and Licensee shall correct such nonconformance within thirty (30) days of notice thereof. If Licensee fails to correct such nonconformance within thirty (30) days of such notice, Company may as determined in its sole discretion, (i) terminate this Agreement pursuant to Section 17 hereof or (ii) correct such nonconformance on behalf of Licensee, or (iii) refuse Permit of future Attachments. If Company chooses to correct Licensee nonconformance, Licensee shall reimburse Company for all costs incurred by Company after such 60-day period to correct such nonconformance.

13. ATTACHMENT INVENTORY; UNAUTHORIZED ATTACHMENT. Upon request of Company or Licensee, the parties shall make a joint field check to verify the accuracy of Attachment records and Licensee shall, on demand, reimburse Company for the expense of such inspections on the basis of the actual cost incurred by Company. If, as a result of any such joint field check, Attachments are found for which Licensee has no Permit, the parties agree to update their records and Company will adjust billings for the current year accordingly. Field checks shall not occur more than once every five (5) years.

13.1 If any Licensee Facilities for which no Permit has been issued are found attached to Company’s Poles, Company shall require Licensee to submit, within fifteen (15) days after the date of written notification from Company of the unauthorized Attachment, an Application per Section 3 of this Agreement. If such Application is not received by Company within the specified time period, Licensee shall immediately remove its unauthorized Attachment, or Company may remove such Attachment, and the expense of such removal shall be borne by Licensee. All unauthorized attachments shall be billed per the amount listed on the Fee Schedule.

13.2 No act or failure to act by Company with regard to said unauthorized Attachment shall be deemed as ratification or the licensing of the unauthorized Attachment. If any Permit should be subsequently issued, said Permit shall not operate retroactively or constitute a waiver by Company of any of its rights or privileges under this Agreement; provided, however, that the Licensee shall be subject to all liabilities, obligations, and responsibilities of this Agreement from its inception in regard to said unauthorized Attachment.

14. RENTAL FEES AND OTHER PAYMENTS. Licensee shall pay Company a rental rate per Attachment per year plus those other fees, charges and rents set forth in the Fee Schedule. Rental fees will be based on the number of Attachments being maintained on the 1st day of January of each year during which this Agreement remains in effect. Said rental shall by payable annually within thirty (30) days of Licensee’s receipt of the invoice for each year during which this Agreement remains in effect. Invoices are typically sent within the first quarter of the calendar year. Changes in rental rates may occur annually upon sixty (60) days notice by giving notice pursuant to Section 27 of this Agreement. Upon request, Company shall also provide its updated rental rate calculation.

14.1 Where Company and Licensee have joint use of jointly owned Poles, Company shall calculate the joint use rental payable by Licensee to Company and bill Licensee, and Licensee shall calculate the joint use rental payable by Company to Licensee and bill Company.

14.2 All other amounts payable under this Agreement, shall be due and payable within thirty (30) days of Licensee’s receipt of an invoice therefore. Any payment not made within thirty (30) days shall bear interest at a rate of 1.5% per month. Nonpayment of any undisputed fees shall constitute a default of this Agreement.

15. DAMAGE TO FACILITIES. Licensee and Company shall exercise reasonable precautions to avoid damage to each others Facilities and damage to Other Attachers Facilities. If damage to Licensee, Company, or Other Attachers Facilities occurs, the responsible party shall make an immediate report to the other party of the occurrence of any damage.

16. INDEMNIFICATION AND LIABILITY INSURANCE. Licensee shall indemnify, protect, save harmless and insure Company from and against any and all fines and governmental impositions, third party claims for damage to property and injury or death to persons, including payments made under any Worker’s Compensation law or under any plan for employee’s disability and death benefits and including all expenses incurred in defending against any claims or demands, including attorney’s fees, which may arise out of or be caused by the negligence or intentional misconduct of Licensee, its agents and employees under this Agreement, except to the extent of Company’s negligence or intentional misconduct.

Company shall indemnify, protect, save harmless and insure Licensee from and against any and all fines and governmental impositions, third party claims for damage to property and injury or death to persons, including payments made under any Worker’s Compensation law or under any plan for employee’s disability and death benefits and including all expenses incurred in defending against any claims or demands including attorney’s fees, which may arise out of or be caused by the negligence or intentional misconduct of Company, its agents and employees under this Agreement, except to the extent of Licensee’s negligence or intentional misconduct.

Licensee shall carry insurance in such form and in such companies as are satisfactory to Company to protect the parties hereto from and against any and all claims, demands, actions, judgments, costs, expenses, and liabilities of every name and nature which may arise or result, directly or indirectly, from or by reason of such loss, injury or damage. The amounts of such insurance against liability due to damage to property shall be not less than One Million Dollars ($1,000,000) as to any one claim or damage and Two Million Dollars ($2,000,000) as to any one occurrence, and against liability due to injury to or death of persons, shall be not less than One Million Dollars ($1,000,000) as to any one person and Two Million Dollars ($2,000,000) as to any one occurrence. Nothing in this paragraph, however, shall be construed as a requirement that the Licensee shall purchase or have in effect more than Six Million Dollars ($6,000,000) aggregate coverage. Licensee shall also carry such insurance as will protect it from all claims under any Worker’s Compensation laws in effect that may be applicable to it. All insurance here required shall be furnished by Licensee at its own expense and shall remain in force for the entire life of this Agreement. Licensee shall submit to Company certificates in duplicate, from all companies insuring Licensee showing that Licensee is properly insured for all liabilities of

Licensee under this Agreement and that it will not cancel or change any policy of insurance issued to Licensee except after thirty (30) days notice in writing to Company. Such insurance, if obtained outside the State of South Dakota, shall be countersigned by a South Dakota insurance agent pursuant to South Dakota law.

17. DEFAULT. If either party fails to comply with any of the provisions of this Agreement or defaults on any of its obligations under this Agreement and fails within thirty (30) days after written notice to correct such default or noncompliance, the non-defaulting party may at its option, terminate this Agreement or the Permit or Permits covering the Poles as to which such default or noncompliance shall have occurred. In case of termination of the Agreement, no refund of accrued rental shall be made.

17.1 If upon written notification of default or noncompliance from Company, Licensee is unable to cure such default or noncompliance within thirty (30) days; Licensee shall provide Company with written statement acknowledging the default or nonconformance and provide a timeline for correction of default or noncompliance. If the default or noncompliance is not corrected within the revised time period, Company may at its option, terminate this Agreement or the permit or the permits covering the Poles as to which such default or noncompliance shall have occurred, unless additional time is granted by Company. In case of termination of the Agreement, no refund of accrued rental shall be made.

17.2 If the Licensee shall default in the performance of any work which it is obliged to do under this Agreement, Company may elect to do such work, and the Licensee shall reimburse Company for the cost upon demand, if Licensee would have been required to reimburse Company for such cost in accordance with the terms of this Agreement.

18. PAYMENT OF TAXES. Each party shall pay all taxes and assessments lawfully levied on its own property attached to the jointly used Poles. The taxes and assessments which are levied on said joint use Poles shall be paid by Company provided, however, that any tax, fee or charge levied on Company’s Poles solely because of their use by the Licensee shall be paid by Licensee.

19. NONWAIVER. Failure of either party to enforce or insist upon compliance with any of the terms or conditions of this Agreement or to give notice or declare this Agreement or the Attachment rights hereunder terminated shall not constitute a general waiver or relinquishment of any terms or conditions of the Agreement but the same shall be and remain at all times in full force and effect.

20. NONEXCLUSIVE. Nothing herein contained shall be construed as affecting the rights or privileges conferred by Company, by contract or otherwise, to Other Attachers, not parties to this Agreement, to use any Poles covered by this Agreement; and Company shall have the right to continue and extend such rights or privileges. The Attachment privileges herein granted shall at all times be subject to such existing contracts and arrangements.

21. SALE OR ASSIGNMENT OF FACILITIES. Licensee shall not assign, sublet, sell, convey, or otherwise transfer its rights and obligations under this License, without providing notice to Company pursuant to Section 27 and obtaining prior written consent, which consent shall not be unreasonably withheld; provided however that Licensee may transfer its rights and obligations under this Agreement to any entity controlled by, controlling, or under common control with Licensee, or to any entity purchasing all or substantially all assets of Licensee, provided that such transferee agrees to be bound by the terms of this Agreement.

22. OWNERSHIP. Use of Poles extended under this Agreement shall not create or vest in Licensee any ownership or property rights in said Poles, but Licensee’s rights therein shall be and remain a mere license. Nothing herein contained shall be construed to compel Company to maintain any of said Poles for a period longer than demanded by its own service requirements.

23. TERM. This Agreement shall become effective on the Effective Date and continue for an initial term of 5 years. The Agreement shall thereafter automatically renew for successive one (1) year terms. Either party may terminate this Agreement by giving the other party at least three (3) months written notice. Upon termination of this Agreement in accordance with any of its terms, Licensee shall remove its Facilities from all Poles within three (3) months. If not removed within three (3) months after the termination date, Company shall have the right to remove them at the cost and expense of Licensee and without any liability therefore.

23.1 If Licensee does not have existing Attachments on the Poles of Company and fails to commence construction on the Poles of Company within the period of six (6) months after the effective date of this Agreement, then this Agreement shall be null and void, and of no further force and effect.

24. PRIOR AGREEMENTS SUPERSEDED. This Agreement supersedes and replaces any and all previous Agreements entered into by and between Company and Licensee with respect to the subject matter of this Agreement.

25. CHARGES AND ASSESSMENTS. In the event that any governmental authority imposes a franchise, occupation, business sales, license, excise, privilege, attachment or similar charge of any kind on Company as a result of Licensee making or having made Attachments to the Poles the amount of such imposition, assessment or charge shall be paid by the Licensee to Company pursuant to the provisions of Section 14 hereof.

26. BINDING ON SUCCESSORS AND ASSIGNS. Subject to the provisions of Section 21 hereof, this Agreement shall extend to and bind the successors and assigns of the parties hereto.

27. NOTICE. Any notice, demand or request required or authorized by this Agreement shall be deemed properly given if mailed, by first class U.S mail with postage prepaid certified return receipt requested and with postage prepaid or a nationally recognized overnight courier to:

Black Hills Corporation

P. O. Box 1400

Rapid City, South Dakota 57709

on behalf of Company, and to:

Prairie Wave Black Hills

ATTN: LEGAL DEPARTMENT

5100 S. Broadband Lane

Sioux Falls, SD 57108

on behalf of the Licensee.

28. GOVERNING LAW. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of South Dakota.

29. JURISDICTION AND VENUE. Any action brought to enforce this Agreement or arising out of this Agreement shall be brought only in the United States District Court for the District of South Dakota or South Dakota state court, unless the FCC has subject matter jurisdiction over the proceedings, in which case the proceedings shall be brought before the FCC. Each party is subject to personal jurisdiction within the courts of South Dakota and waives any and all objections to personal jurisdiction. With the exception of proceedings before the FCC, or appeals arising from those FCC proceedings, venue shall be Rapid City, South Dakota, and each party waives any and all objections to that forum.

30. CONFLICT WITH LAWS. If any provision of the Agreement contained herein conflicts with or violates any federal, state or local laws, regulations or orders of governmental agencies, such provision shall be construed as closely to the original meaning within the bounds of the law. The execution of this Agreement is not a waiver of either parties’ rights or obligations under law.

31. COMPLETE AGREEMENT. This Agreement shall be considered the complete Agreement of the parties pertaining to the matters set forth herein. The provisions of this Agreement shall not be changed except in writing, duly executed by Company and Licensee.

32. FORCE MAJEURE. In the event of the performance of any party’s obligations hereunder is prevented or delayed due to compliance with any law, ruling, order, regulation, requirement of any federal, state or municipal government or departments or agency thereof or court of competent jurisdiction, any acts of God, any acts or omission of any other party to this Agreement or any third-party, any fires, war, insurrection, riot, strikes, telecommunications failures or acts of terrorism or any other cause beyond reasonable control of such party, then such party shall be excused from performance of such the obligations affected by such event for as long as (a) such event continues and (b) such party continues to use commercially reasonable efforts to recommence performance of such obligations to the extent possible without delay.

IN WITNESS WHEREOF, the parties hereto have caused these presents to be duly executed the day and year first above written.

BLACK HILLS POWER

ATTEST	/s/ Stuart Wevik
Stuart Wevik
/s/ Sara M. Williamson	Vice President Operations
Sara M. Williamson
APPROVED KEF Law Group Date 4/13/07
LICENSEE

/s/ William P. Heaston

	By	William P. Heaston
	Its	Corp Counsel
ATTEST

/s/ Kristie Lyngstod

EXHIBIT A

APPLICATION FOR POLE ATTACHMENT

Send to:	PART I
Black Hills Power	Application No.
Distribution, Engineering and Operations	Date Received:
P.O. Box 1400
Rapid City, South Dakota 57709-1400

Applicant Information:

Name:
Address:
Phone:	Fax:	Date Submitted:
Contact person:

Requirements:

1.	This Application will not be processed without the following information:
	a.	Licensee shall furnish Company construction drawings for each Pole with the Application. The drawings must include the necessary maps, specifically indicating the Poles of Company to be attached, the number and character of the attachments to be placed on such Poles, height of existing attachments, and cable span lengths.
	b.	Licensee shall furnish Company pole strength calculations with the Application for poles: (a) where BHP general rules for meeting NESC standards under heavy loading conditions aren’t used; or (b) poles that are class 3, class, 4 or class, 5; or (c) poles that have conductor spans greater than 275 feet; (d) or poles that have 3 or more existing attachments.

2.	The following clearance requirements must be met:
Minimum Clearance from Powerlines
			Pole	Mid -Span
		From a neutral conductor	30”	12”
		From an energized conductor apparatus	40”	30”
		From an underground riser	40” from the point where the cable terminates
		From a grounded streetlight	12”

Minimum Clearance from the Ground
		If not crossing driveways or roads	12” (unless loading calculation provided
states a lower attachment height is acceptable)
		If crossing driveway and roads	18’ (unless loading calculation provided
states a lower attachment height is acceptable)
		If crossing a house moving route	25’
		If crossing a railroad track	26’

3.	Licensee is not permitted to increase the number of Attachments to a Pole without first receiving approval from Company.

EXHIBIT A

APPLICATION FOR CABLE/STRAND POLE ATTACHMENT

PART II
Page of
Application No.
Date Received:

Application:

This application is made for permission to install attachments to the poles indicated in the sketch attached hereto.

Number of Attachments:

Proposed installation date:

Type of cable and strand:

Weight per foot of cable and stand:

Diameter of cable and strand:

Self-supporting or lashed cable:

NESC design tension (only for Applications that require a load calculation):

By:
Title:

EXHIBIT B

PERMIT FOR ATTACHMENTS

Date:
Permit No.

TO:

Permission is hereby granted to make the attachments as requested in Application No.                      dated                     , subject to the terms and conditions of the Agreement between our companies dated                     , and further subject to acceptance by the Applicant of the obligation to reimburse Black Hills Power in the amount of $ time and material in payment for necessary rearrangements and/or replacements of plant to accommodate such attachments as shown on the attached sketch.

Review Time Estimate:	$
Make Ready Work Estimate:	$
Company Reserving Space:	YES NO

BLACK HILLS POWER

By
Title:

Engineer:

Area Operations Supervisor (if applicable):

Poles added this Permit:

BHP W.O.#

To: Black Hills Power

Distribution, Engineering and Operations

P. O. Box 1400

Rapid City, South Dakota 57709-1400

The rearrangement and/or replacement of plant as indicated is hereby authorized and payment of the costs above quoted will be made upon demand.

Permit from Black Hills Power covering this Application has also been accepted.

Notice of Completion by Licensee, Exhibit C, is due thirty (30) days after installation

By:
Title:

Forward in duplicate

EXHIBIT C

NOTICE OF COMPLETION BY LICENSEE

Date

To: Black Hills Power

Distribution, Engineering and Operations

P. O. Box 1400

Rapid City, South Dakota 57709

This is to advise that attachments to your company’s poles as covered by Permit No.                     , BHP Work Order No.                             , have now been made. By his/her signature below, the Licensee certifies all Attachments meet the following clearance requirements:

Minimum Clearance from Powerlines

	Pole	Mid -Span
From a neutral conductor	30”	12”
From an energized conductor apparatus	40”	30”
From an underground riser	40” from the point where the cable terminates
From a grounded streetlight	12”

Minimum Clearance from the Ground

If not crossing driveways or roads	12” (unless loading calculation provided states a lower attachment height is acceptable)
If crossing driveway and roads	18’ (unless loading calculation provided states a lower attachment height is acceptable)
If crossing a house moving route	25’
If crossing a railroad track	26’

The due date for this notice is thirty (30) days after installation is complete.

Licensee

By
Title

Forward in duplicate

EXHIBIT D

NOTIFICATION OF REMOVAL

Date:
Notice No.

To: Black Hills Power

Distribution, Engineering and Operations

P. O. Box 1400

Rapid City, South Dakota 57709

In accordance with the terms and conditions of the Agreement between our respective companies dated                     , notification of removal of attachments to the poles indicated in the sketch attached is hereby given effective date:

By
Title

To:

Notice acknowledged, date:

Poles discontinued this notice:

BLACK HILLS POWER
By
Title

Forward in duplicate

EXHIBIT E

FEES, CHARGES, AND RENTS

BASED ON FCC FORMULA

Pre-permit Application Review Fee:	$ Time and Material

Make-Ready Charges:	$ Time and Material

Inventory Fee:	$ Time and Material

Attachment Transfer/Removal Fee:	$ Time and Material

Attachment Nonconformance Fee:	$ Time and Material

Unauthorized Attachment Fee:	Back rent at current annual rental rate from the date of the last audit, or from the actual attachment date if adequately demonstrated, plus interest at 12% per year. If an attachment inventory has not been performed within a 7 year period, the back rent will not exceed 7 years.

Pole Attachment (Annual Fee):	Based on FCC formula

Client#: 76446 14PRAIRIEWAV

ACORD™ CERTIFICATE OF LIABILITY INSURANCE

DATE (MM/DD/YYYY) 04/11/2007

PRODUCER
J. Smith Lanier & Co.-Atlanta
11330 Lakefield Drive
Bldg 1, Suite 100
Duluth, GA 30097

THIS CERTIFICATE IS ISSUED AS A MATTER OF INFORMATION ONLY AND CONFERS NO RIGHTS UPON THE CERTIFICATE HOLDER. THIS CERTIFICATE DOES NOT AMEND, EXTEND OR ALTER THE COVERAGE AFFORDED BY THE POLICIES BELOW.

INSURED
PrairieWave Communications, Inc.
P.O. Box 89213
Sioux Falls, SD 57109-9213

INSURERS AFFORDING COVERAGE	NAIC #
INSURER A: Hartford Fire Insurance Co.	
INSURER B: Hartford Casualty Insurance	
INSURER C: Fireman's Fund	
INSURER D:	
INSURER E:	

COVERAGES

THE POLICIES OF INSURANCE LISTED BELOW HAVE BEEN ISSUED TO THE INSURED NAMED ABOVE FOR THE POLICY PERIOD INDICATED. NOTWITHSTANDING ANY REQUIREMENT, TERM OR CONDITION OF ANY CONTRACT OR OTHER DOCUMENT WITH RESPECT TO WHICH THIS CERTIFICATE MAY BE ISSUED OR MAY PERTAIN, THE INSURANCE AFFORDED BY THE POLICIES DESCRIBED HEREIN IS SUBJECT TO ALL THE TERMS, EXCLUSIONS AND CONDITIONS OF SUCH POLICIES. AGGREGATE LIMITS SHOWN MAY HAVE BEEN REDUCED BY PAID CLAIMS.

INSR LTR	ADD'L INSRD	TYPE OF INSURANCE	POLICY NUMBER	POLICY EFFECTIVE DATE (MM/DD/YY)	POLICY EXPIRATION DATE (MM/DD/YY)	LIMITS	
A		GENERAL LIABILITY X COMMERCIAL GENERAL LIABILITY CLAIMS MADE X OCCUR GEN'L AGGREGATE LIMIT APPLIES PER: POLICY / PRO-JECT / LOC	20UUNUX7946	09/30/06	09/30/07	EACH OCCURRENCE	$1,000,000
						DAMAGE TO RENTED PREMISES (Ea occurence)	$300,000
						MED EXP (Any one person)	$10,000
						PERSONAL & ADV INJURY	$1,000,000
						GENERAL AGGREGATE	$2,000,000
						PRODUCTS - COMP/OP AGG	$2,000,000
A		AUTOMOBILE LIABILITY X ANY AUTO ALL OWNED AUTOS SCHEDULED AUTOS X HIRED AUTOS X NON-OWNED AUTOS	20UENTW3079	09/30/06	09/30/07	COMBINED SINGLE LIMIT (Ea accident)	$1,000,000
						BODILY INJURY (Per person)	$
						BODILY INJURY (Per accident)	$
						PROPERTY DAMAGE (Per accident)	$
		GARAGE LIABILITY ANY AUTO				AUTO ONLY - EA ACCIDENT	$
						OTHER THAN AUTO ONLY: EA ACC	$
						AGG	$
B		EXCESS/UMBRELLA LIABILITY X OCCUR CLAIMS MADE	20RHUUX7095	09/30/06	09/30/07	EACH OCCURRENCE	$10,000,000
						AGGREGATE	$10,000,000
C		DEDUCTIBLE X RETENTION $ 10000	XTM00087179230	09/30/06	09/30/07	Ea Occ	$15,000,000
						Aggregate	$15,000,000
							$
B		WORKERS COMPENSATION AND EMPLOYERS' LIABILITY ANY PROPRIETOR/PARTNER/EXECUTIVE OFFICER/MEMBER EXCLUDED? If yes, describe under SPECIAL PROVISIONS below	20WBGE9263	09/30/06	09/30/07	X WC STATU-TORY LIMITS / OTH-ER	
						E.L. EACH ACCIDENT	$500,000
						E.L. DISEASE - EA EMPLOYEE	$500,000
						E.L. DISEASE - POLICY LIMIT	$500,000
A		OTHER Blkt Bldg & Pers Prop	20UUNUX7946	09/30/06	09/30/07	$109,301,479 Replacement Cost	

DESCRIPTION OF OPERATIONS / LOCATIONS / VEHICLES / EXCLUSIONS ADDED BY ENDORSEMENT / SPECIAL PROVISIONS

CERTIFICATE HOLDER

Black Hills Power, Inc., a South Dakota corporation
P.O. Box 1400
Rapid City, SD 57709-1400

CANCELLATION

SHOULD ANY OF THE ABOVE DESCRIBED POLICIES BE CANCELLED BEFORE THE EXPIRATION DATE THEREOF, THE ISSUING INSURER WILL ENDEAVOR TO MAIL 30 DAYS WRITTEN NOTICE TO THE CERTIFICATE HOLDER NAMED TO THE LEFT, BUT FAILURE TO DO SO SHALL IMPOSE NO OBLIGATION OR LIABILITY OF ANY KIND UPON THE INSURER, ITS AGENTS OR REPRESENTATIVES.

AUTHORIZED REPRESENTATIVE

ACORD 25 (2001/08) 1 of 2 #S382840/M344625 RXM
© ACORD CORPORATION 1988

IMPORTANT

If the certificate holder is an ADDITIONAL INSURED, the policy(ies) must be endorsed. A statement on this certificate does not confer rights to the certificate holder in lieu of such endorsement(s).

If SUBROGATION IS WAIVED, subject to the terms and conditions of the policy, certain policies may require an endorsement. A statement on this certificate does not confer rights to the certificate holder in lieu of such endorsement(s).

DISCLAIMER

The Certificate of Insurance on the reverse side of this form does not constitute a contract between the issuing insurer(s), authorized representative or producer, and the certificate holder, nor does it affirmatively or negatively amend, extend or alter the coverage afforded by the policies listed thereon.